UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Quantum Cyber N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-41010	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Belvedere Road Suite 500, West Palm Beach, FL 33406

(Address of Principal Executive Offices) (Zip Code)

+1 (561) 562-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Ordinary Shares, nominal value €0.01 per share	QUCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements with respect to: new business strategy of the Company (as defined below) and planned expansion into computing and optimization markets; the expected benefits of the BP United Inc. asset acquisition; the expected integration of the acquired IP license; anticipated technology acquisitions; commercial agreements; revenue generation; patent portfolio; quantum antenna technology developments; and overall business strategy. Forward-looking statements can be identified by words such as: “continue,” “intend,” “target,” “believe,” “expect,” “will,” “may,” “might,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “could,” “should,” “plan,” “potential,” “predict,” “project,” and other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements, as a result of various important factors, including the risks described in this Report. Forward-looking statements are made as of the date of this Report, and except as provided by law, the Company expressly disclaims any obligation or undertaking to update forward-looking statements, whether as a result of new information, future events or otherwise.

INTRODUCTORY NOTE

This Report is being filed by Quantum Cyber N.V., a public company under Dutch law (“Quantum Cyber,” the “Company,” “we,” “us” or “our”), to provide updated disclosure regarding the Company’s business, operations, management, and strategic direction following a significant corporate transaction that has transformed the Company’s business and prospects since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026 (the “Annual Report”), and the Company’s other filings with the SEC. In connection with the material change in the Company’s business described in this Report, investors are cautioned that the description of the Company’s business in the Annual Report as it relates to the Company’s business prior to the significant corporate transaction is being superseded by the description of the Company’s current business contained in this Report and are urged to review the updated business description herein before making any investment decision.

The disclosure contained in this Report reflects the following developments, among others: (i) the execution of an IP License Agreement with BP United Inc. (“BP United”); (ii) the establishment of a commercial supply arrangement with BP United for the production and delivery of autonomous systems; (iii) the Company’s strategic expansion into the autonomous defense market; and (iv) the advancement of the Company’s quantum computing strategy.

Item 8.01 Other Events.

DESCRIPTION OF BUSINESS

As used in this Report, all references to the “Company,” “we,” “our,” “Quantum Cyber,” “Quantum,” and “us” refer to Quantum Cyber N.V. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

Overview

Quantum Cyber is a technology company focused on developing intelligent, scalable platforms that integrate artificial intelligence (“AI”) and quantum computing to power next-generation control systems for unmanned vehicles, aerial vehicles and underwater vehicles, such as drones, self-driving cars and robotic fleets.

The Company’s platforms are designed to address the fundamental limitations of classical computing approaches to autonomous vehicle control, specifically the inability to solve high-dimensional, multi-objective optimization problems in real time. By pairing AI-driven adaptive perception and decision-making with quantum computing’s capacity to explore vast solution spaces simultaneously, the Company believes that its systems enable capabilities that are not achievable through conventional approaches alone. The Company anticipates investing in research and development (“R&D”) to power ultimate commercialization of its drone technology.

The Company’s core mission is to accelerate the convergence of AI and quantum technologies to deliver safer, more capable, and more efficient autonomous systems for defense, commercial logistics, disaster response, and critical infrastructure operations. The Company believes this convergence represents a significant technological frontier of the coming decade.

Corporate History

The Company is a public company under Dutch law. The Company was incorporated on March 8, 2021, as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and was formed to acquire PharmGenomics GmbH (“PharmGenomics”), a German company with limited liability. The Company acquired PharmGenomics on September 20, 2021. On November 9, 2021, the Company converted into a Dutch public company with limited liability (naamloze vennootschap). In April 2026, it changed its name from “Mainz Biomed N.V.” to “Quantum Cyber N.V.” The Company operates through its U.S. subsidiary, Quantum Drones Corporation, which was incorporated in the State of Nevada in May 2026, and maintains its principal executive offices in West Palm Beach, Florida. Its common stock is listed on the Nasdaq Capital Market under the ticker symbol “QUCY” (previously “MYNZ” prior to the ticker change in April 2026).

Industry

The Company operates at the intersection of AI, quantum computing, autonomous systems, cybersecurity, and defense technology. The markets in which we operate span two rapidly expanding and converging technology sectors: autonomous unmanned vehicles and quantum computing. Both markets are experiencing significant investment, regulatory evolution, and adoption across defense, commercial, and government applications. The Company is focused on developing and commercializing intelligent autonomous platforms and optimization technologies for governmental, commercial, and security-focused applications.

The Artificial Intelligence Industry

The global AI and autonomous systems industries are experiencing rapid growth driven by increased adoption of machine learning, edge computing, robotics, autonomous navigation, predictive analytics, and real-time data processing technologies. Governments, defense agencies, infrastructure operators, logistics providers, and enterprise customers are increasingly deploying AI-enabled autonomous systems for surveillance, reconnaissance, inspection, mapping, perimeter security, logistics support, emergency response, and operational efficiency.

Autonomous Unmanned Vehicles (“UAVs”)

The global market for unmanned aerial vehicles and autonomous ground systems has grown substantially over the past decade, driven by advances in AI, sensor miniaturization, battery technology, and communications infrastructure. The defense and security sectors in particular are increasingly prioritizing autonomous and semi-autonomous technologies capable of operating in contested or denied environments. Demand for drone-based systems, autonomous swarm technologies, AI-assisted targeting and navigation systems, and resilient communications platforms has increased due to evolving geopolitical threats, border security requirements, infrastructure protection needs, and modernization initiatives among military and homeland security organizations.

According to Fortune Business Insights,  the global UAV market was valued at approximately $31.70 billion in 2023, and is projected to reach $91.23 billion by 2030, growing at a compound annual growth rate of approximately 16.3%. Defense applications—including intelligence, surveillance, and reconnaissance, logistics, and offensive systems—represent a significant portion of current demand, while commercial applications in delivery, infrastructure inspection, agriculture, and public safety are expanding rapidly.

Key market drivers include:

●	Increased defense spending globally on unmanned platforms as nations modernize military capabilities;

●	Growing commercial demand for last-mile delivery and autonomous logistics networks;

●	Adoption of drone-based solutions in infrastructure inspection, precision agriculture, and environmental monitoring;

●	Regulatory maturation, including FAA Beyond Visual Line of Sight (“BVLOS”) rulemaking in the United States and equivalent frameworks internationally; and

●	Reduction in component costs enabling broader commercial deployment.

Quantum Computing

Quantum computing and quantum optimization technologies are also emerging as important tools for solving, among others, computationally intensive problems involving route optimization, sensor fusion, scheduling, cybersecurity, cryptography, and multi-agent coordination. For example, hardware providers, including superconducting, trapped-ion, photonic, and neutral-atom platforms, have demonstrated increasing qubit counts and improved error rates. Although the commercial quantum computing market remains in a early stages of commercial development, industry participants and governmental agencies continue to invest significant resources into the research and commercialization of quantum-enabled technologies. According to MarkNtel Advisors, the global quantum computing market is projected to grow from approximately $1.1 billion in 2023 to $5.2 billion by 2030.

The Company believes that the convergence of AI, autonomous systems, and quantum optimization technologies creates opportunities to develop differentiated solutions capable of addressing complex operational challenges in both commercial and defense environments. Classical AI approaches to UV control are constrained by the computational complexity of multi-agent coordination, real-time multi-objective optimization, and operation in adversarial or degraded environments. Our computing ability to explore exponentially large solution spaces simultaneously is purpose-built for these problems. Early movers that build integrated AI-quantum platforms for UV applications stand to capture durable competitive advantages as quantum hardware matures and deployment costs decline. Our strategy includes integrating AI-enabled decision-making capabilities with scalable autonomous hardware and optimization software to support real-time operational coordination, navigation, threat detection, and autonomous mission execution.

The Company’s revenue-generating activities are expected to consist primarily of (i) licensing and commercialization of intellectual property; (ii) the design, development, integration, and sale of autonomous systems and related technologies; (iii) software licensing and AI-enabled operational platforms; (iv) cybersecurity and optimization solutions; and (v) strategic commercial and governmental relationships. The Company may also pursue revenue opportunities through consulting arrangements, engineering services, maintenance and support agreements, manufacturing arrangements, and strategic technology partnerships.

The Company’s operations are subject to extensive government regulation, including export control laws, cybersecurity requirements, data privacy laws, aviation regulations, defense procurement regulations, sanctions laws, environmental regulations, and regulations governing the use of AI technologies and unmanned systems. Certain products and technologies may require governmental approvals, certifications, registrations, or export licenses before commercialization or deployment. See “Government Regulation” below.

Seasonality and Cyclicality

The Company’s business is not materially seasonal, although the timing of governmental procurement cycles, defense budgeting processes, customer purchasing decisions, contract awards, and technology deployment schedules may result in fluctuations in operating results from period to period. The Company expects that its sales cycle may vary significantly depending on the customer type, procurement process, technical requirements, operational testing procedures, regulatory approvals, and contract size. Governmental and defense-related opportunities may involve extended procurement cycles, pilot deployments, qualification processes, and compliance requirements.

Our Products and Technologies

Quantum Cyber is developing and commercializing AI-enabled autonomous technologies, optimization software, cybersecurity applications, and related operational systems designed for commercial, governmental, and defense-related applications. The Company’s product portfolio is organized around a unified software and hardware integration platform, the Quantum Autonomy Platform (“QAP”), that provides the core technology infrastructure for our solutions. The QAP is designed as a modular, extensible architecture that can be deployed across UAVs, ground vehicle, and underwater vehicle applications and can interface with both existing classical compute infrastructure and emerging quantum hardware.

Quantum Autonomy Platform

The QAP consists of three principal layers, the AI Control Layer, the Quantum Optimization Engine, and the Quantum Sensing Integration Module.

●	AI Control Layer. The AI Control Layer manages real-time perception, decision-making, and vehicle control using machine learning and reinforcement learning models. It processes sensor data streams—including LiDAR, radar, cameras, and inertial measurement units—to maintain environmental awareness, detect and classify obstacles, and execute adaptive control policies. The AI Control Layer is designed to operate onboard the UV with low latency, handling the dynamic, moment-to-moment decisions required for safe autonomous operation.

●	Quantum Optimization Engine. The Quantum Optimization Engine provides an interface between the AI Control Layer and quantum processing resources, whether accessed via cloud-based quantum computing services or, in future deployments, embedded quantum co-processors. The engine translates complex optimization problems—such as multi-vehicle route planning, swarm task allocation, energy management, and threat avoidance—into quantum-native formulations (including Quadratic Unconstrained Binary Optimization, or QUBO, problems) and manages job submission, result retrieval, and integration back into the control loop. The engine is hardware-agnostic and supports integration with leading quantum hardware providers.

●	Quantum Sensing Integration Module. The Quantum Sensing Integration Module provides drivers, calibration tools, and data fusion algorithms for integrating quantum sensing hardware—including quantum inertial navigation systems and quantum magnetometers—into the UV navigation stack. Quantum sensors offer substantially improved sensitivity and stability compared to classical MEMS-based sensors, enabling precision navigation in GPS-denied or GPS-contested environments critical for defense and certain commercial applications.

Software Products

Built on the QAP, the Company offers the following primary software products: QC-Swarm, QC-Nav, QC-Sense and QC-Shield.

●

QC-Swarm. A swarm coordination and fleet management solution enabling real-time coordination of large groups of UAVs or ground vehicles. QC-Swarm uses quantum optimization to solve task allocation, collision avoidance, and formation control problems across fleets of multiple drones simultaneously.

●	QC-Nav. An advanced navigation and path planning module that combines AI-based environment modeling with quantum-accelerated trajectory optimization. QC-Nav is designed for operation in GPS-denied, signal-jammed, or electronically contested environments.

●	QC-Sense. A sensor fusion and positioning solution integrating classical and quantum sensing hardware to deliver high-precision localization and environmental mapping.

●	QC-Shield. A threat detection and avoidance module leveraging AI pattern recognition and quantum-accelerated scenario analysis to detect, classify, and respond to electronic countermeasures, adversarial drones, or physical hazards.

The Company’s technologies are intended to support autonomous and semi-autonomous operations involving UAVs, autonomous navigation systems, swarm coordination technologies, AI-assisted operational decision-making, and secure communications architectures. The Company’s technology strategy includes combining machine learning, sensor fusion, real-time analytics, edge processing, optimization algorithms, and quantum-inspired computational approaches to improve operational efficiency and autonomous coordination.

The Company’s current technology portfolio includes intellectual property licensed from BP United Inc. relating to autonomous systems, unmanned aerial technologies, and related operational capabilities. The Company intends to continue expanding its technology portfolio through internal development efforts, strategic partnerships, licensing arrangements, and selective acquisitions of complementary technologies.

The Company’s autonomous systems are intended to support a variety of use cases, including:

●	defense and security operations;

●	surveillance and reconnaissance;

●	infrastructure monitoring and inspection;

●	logistics and fleet coordination;

●	disaster response and emergency management;

●	perimeter and border security;

●	operational mapping and data collection; and

●	cybersecurity and operational intelligence applications.

The Company is also evaluating opportunities involving quantum optimization and advanced computational technologies designed to enhance path planning, swarm coordination, resource allocation, signal processing, threat analysis, and operational decision-making. The Company may integrate third-party AI, cloud, communications, and computational technologies into its platforms where appropriate.

The Company’s research and development efforts are focused on improving autonomous capabilities, operational reliability, communications resilience, AI model performance, data processing efficiency, and scalability. The Company expects that continued investment in research and development will be necessary to remain competitive due to rapid technological change and evolving customer requirements.

The Company’s technologies may require regulatory approvals, export licenses, operational certifications, or customer-specific validation prior to deployment in certain jurisdictions or industries.

Research and Development

The Company plans to invest heavily in R&D to advance our platform capabilities and maintain technological leadership. Our R&D efforts are focused on (i) improving quantum algorithm performance and efficiency for UV optimization problems, (ii) developing lower-latency interfaces between AI and quantum processing, (iii) advancing quantum-classical hybrid architectures suitable for embedded deployment, and (iv) expanding our sensor fusion and quantum sensing capabilities.

Sales, Marketing, and Distribution

The Company sells its products and services through a direct sales force focused on government and defense procurement channels and through a commercial sales team targeting autonomous systems integrators and enterprise operators. The Company’s government sales efforts leverage relationships with program managers, contracting officers, and systems program offices, and we pursue opportunities through competitive proposals responding to Requests for Proposal, Other Transaction Authority agreements, and Small Business Innovation Research and Small Business Technology Transfer programs.

Our commercial sales activities are focused on partnerships with UV platform manufacturers and systems integrators who embed our QAP into their products, as well as direct relationships with enterprise operators deploying large UV fleets.

The Company’s marketing strategy is focused on technical credibility, thought leadership, and demonstrated performance. The Company participates in key defense and aerospace industry conferences and trade shows, publish technical research through peer-reviewed venues and industry white papers, and maintain an active engagement program with government research agencies including DARPA, the Air Force Research Laboratory, and equivalent organizations. We believe that demonstrated technological performance in customer evaluations and pilot programs is the most effective marketing tool in our markets.

The Company intends to participate in industry conferences, demonstrations, pilot programs, proof-of-concept deployments, strategic collaborations, and customer evaluations in order to market its technologies and establish commercial relationships.

The Company may also generate revenue through intellectual property licensing arrangements, recurring software subscriptions, maintenance agreements, support services, and integration or customization projects.

Customers

The Company’s target customers include governmental agencies, prime defense contractors, defense organizations, homeland security agencies, infrastructure operators, industrial enterprises, logistics providers, and commercial entities seeking AI-enabled autonomous systems, optimization technologies, cybersecurity capabilities, or related operational solutions. Defense and government customers currently represent the majority of the Company’s revenue, reflecting both the early stage of commercial quantum-AI applications and the substantial mission-critical demand from defense customers for enhanced autonomous vehicle capabilities in contested environments. The Company also currently serves a number of commercial UAV operators and integrators who embed its software within their platforms.

The Company aims to enter into contracts and cooperative agreements with agencies and program offices within the U.S. Department of Defense, as well as with select allied-nation defense organizations. Government contracts and subcontracting opportunities may contain provisions permitting termination for convenience, modification of contract scope, audit rights, pricing adjustments, security requirements, or other provisions customary in governmental procurement arrangements.

The Company may derive a significant portion of future revenues from a limited number of customers, including governmental or defense-related customers. As a result, the loss of a significant customer, delays in customer procurement decisions, reductions in governmental spending, contract terminations, budgetary constraints, or changes in customer priorities could materially adversely affect the Company’s business, operating results, and financial condition.

The Company’s ability to obtain and retain customers depends upon a variety of factors, including product performance, technological capabilities, pricing, regulatory compliance, cybersecurity protections, reliability, customer support, operational effectiveness, and the Company’s ability to satisfy procurement and qualification requirements.

Manufacturing and Suppliers

The Company expects to utilize a combination of internal resources, third-party manufacturers, contract manufacturers, component suppliers, software providers, and strategic vendors in connection with the development, assembly, integration, and deployment of its technologies and autonomous systems.

The Company’s products may incorporate specialized components, including semiconductors, processors, sensors, communications hardware, navigation systems, imaging equipment, batteries, antennas, and other electronic components sourced from third-party suppliers.

The Company may depend on a limited number of suppliers for certain critical components, materials, manufacturing services, software tools, or operational technologies. Supply chain disruptions, shortages, quality control issues, tariffs, export restrictions, inflationary pressures, geopolitical instability, transportation delays, or the inability of suppliers to meet production requirements could adversely affect the Company’s operations.

The Company may also rely on cloud infrastructure providers, data hosting providers, AI service providers, and software vendors to support portions of its operations and technology platforms.

Intellectual Property

The Company’s success depends significantly on its ability to obtain, maintain, protect, and enforce intellectual property rights relating to its technologies, products, software, processes, and proprietary know-how. Its intellectual property is a critical asset and a key competitive differentiator.

As of the date of this Report, the Company owns or has applied to register trademarks and service marks in the United States and select international markets for our primary product and company names, including QUANTUM CYBER, QC-SWARM, QC-NAV, QC-SENSE, and QC-SHIELD.

As of the date of this Current Report on Form 8-K, the Company and its subsidiary had six (6) pending U.S. patent applications. The Company’s patent portfolio covers a range of technologies related to drones, including autonomous demining drones, swarm drones, EMP-shielded drones, unmanned system-level sentinel drone architecture, acoustic sensory array drones, a payload interface system for aerial drone platforms, and related methods.

The Company’s intellectual property portfolio includes licensed intellectual property rights obtained pursuant to the Company’s IP License Agreement with BP United Inc., as well as internally developed technologies, trade secrets, software, algorithms, proprietary data, know-how, trademarks, copyrights, and potential future patent rights.

The Company intends to protect its intellectual property through a combination of patent filings, trade secret protections, confidentiality agreements, invention assignment agreements, trademarks, copyrights, licensing arrangements, contractual restrictions, and other proprietary rights protections.

The Company may license technology from third parties or enter into strategic intellectual property arrangements in order to expand its technological capabilities and commercial opportunities. The Company may also pursue additional patent applications and other intellectual property protections in the United States and internationally.

The duration and enforceability of the Company’s intellectual property rights may vary by jurisdiction and by the nature of the applicable rights. Patents, if granted, generally have limited terms and may be challenged, invalidated, circumvented, or narrowed. Trade secrets and proprietary know-how may be difficult to protect and may be independently developed by competitors.

The Company’s competitive position may depend in part on its ability to avoid infringing the intellectual property rights of third parties and to operate without costly litigation, licensing disputes, or regulatory restrictions.

Competition

The markets in which the Company operates are characterized by rapid technological innovation, evolving customer requirements, increasing regulatory oversight, intense competition, and substantial capital requirements. The Company competes with both established defense contractors and emerging technology companies developing AI, robotics, cybersecurity, autonomous systems, and quantum computing solutions.

The Company currently competes with a broad range of participants, including:

●	large defense contractors;

●	aerospace and security technology companies;

●	AI and robotics companies;

●	cybersecurity companies;

●	drone and autonomous systems manufacturers;

●	cloud computing and software companies; and

●	emerging quantum computing and optimization technology providers.

Competition in Autonomous UV Systems

In the autonomous unmanned vehicle market, the Company competes with established defense and aerospace prime contractors—including large, well-capitalized companies that have long-standing customer relationships, significant existing contract vehicles, and deep engineering resources. The Company also compete with a growing number of venture-backed and publicly listed autonomous systems companies that are developing AI-powered drone and ground vehicle platforms. Key competitive factors include:

●	Technical performance and capability of the autonomous control system;

●	Ability to operate in contested, GPS-denied, or electronically degraded environments;

●	Platform scalability for large fleet and swarm operations;

●	Integration with existing customer hardware and infrastructure; and

●	Security, reliability, and certifiability for defense.

Competition in Quantum Computing Applications

In the quantum computing applications space, the Company competes with quantum software and algorithm developers that are targeting optimization and machine learning use cases across multiple industries. Some quantum hardware providers also offer or are developing software and application layers that may compete with our platform. Additionally, certain well-capitalized technology companies have internal quantum computing programs that could develop competing offerings.

Competitors may include companies such as Alphabet/Google, Amazon Web Services, IBM, Microsoft, Lockheed Martin, Northrop Grumman, Palantir, Anduril, RTX, Boeing, Shield AI, AeroVironment, Quantinuum, IonQ, D-Wave, and other public and private technology companies.

Many of the Company’s competitors possess substantially greater financial, technical, manufacturing, operational, marketing, and personnel resources than the Company. Competitors may also possess greater name recognition, broader intellectual property portfolios, established governmental relationships, larger installed customer bases, and more extensive manufacturing and distribution capabilities.

The principal competitive factors in the Company’s markets include:

●	technological performance and reliability;

●	AI and autonomous operational capabilities;

●	scalability and integration capabilities;

●	cybersecurity and data protection;

●	regulatory compliance;

●	pricing and total cost of ownership;

●	speed of deployment;

●	customer support and maintenance;

●	intellectual property protection;

●	operational effectiveness; and

●	relationships with governmental and commercial customers.

The Company may also compete with internally developed customer technologies and open-source software alternatives.

Certain Company products or technologies may require governmental approvals, certifications, export licenses, operational authorizations, or customer-specific qualification procedures prior to commercialization or deployment. Delays or failures in obtaining such approvals could adversely affect the Company’s business.

Government Regulation

The Company’s business is subject to numerous U.S. and international laws and regulations relating to defense technologies, autonomous systems, AI technologies, cybersecurity, export controls, privacy, data protection, aviation operations, and government procurement.

Federal Aviation Administration (FAA)

Commercial UAV operations in the United States are regulated primarily by the FAA under Title 14 of the Code of Federal Regulations, Parts 107 and 135. The FAA’s framework governs pilot certification, operational limitations, airspace access, and UAV type certification. The FAA has been actively developing rulemaking for Beyond Visual Line of Sight operations, Remote ID, and Urban Air Mobility integration, each of which is relevant to commercial deployment of our platform. The Company actively participates in FAA Pilot Programs and engage with the FAA’s regulatory development process. Changes to FAA regulations or delays in BVLOS rulemaking could impact the pace of commercial adoption of our products.

Department of Defense and Export Controls

A significant portion of the Company’s revenue in the future is expected to be derived from U.S. government defense contracts, which are subject to the Federal Acquisition Regulation and the Defense Federal Acquisition Regulation Supplement, as well as agency-specific acquisition regulations. Our operations and technology are also subject to U.S. export control laws and regulations, including the Export Administration Regulations administered by the U.S. Department of Commerce Bureau of Industry and Security and the International Traffic in Arms Regulations administered by the U.S. Department of State Directorate of Defense Trade Controls. Certain of our products and technologies may be classified as dual-use items or defense articles requiring export licenses before being transferred to foreign persons or entities. The Company’s failure to comply with applicable export control laws could result in significant civil and criminal penalties and loss of export privileges.

Artificial Intelligence Regulation

The regulation of AI systems is evolving rapidly in the United States and internationally. The White House Executive Order on Safe, Secure, and Trustworthy Development and Use of Artificial Intelligence and related agency guidance impose requirements on AI developers and deployers, including testing, documentation, and transparency obligations. The European Union Artificial Intelligence Act establishes a tiered regulatory framework for AI applications based on risk, with the highest obligations applying to “high-risk” AI systems—a category that may encompass our autonomous vehicle control systems. We monitor regulatory developments closely and are actively working to build compliance frameworks appropriate for the regulatory environment we anticipate.

Quantum Computing Regulation

Quantum computing technologies are subject to increasing regulatory attention, particularly regarding national security implications, export controls, and supply chain security. BIS has expanded export control restrictions on certain quantum computing technologies and components. Additionally, the National Quantum Initiative Act and related federal programs establish priorities and oversight frameworks for U.S. quantum technology development. We are engaged with relevant regulatory and legislative processes and maintain compliance programs designed to address applicable quantum-related regulations.

Data Privacy and Cybersecurity

Our operations involve the collection, processing, and storage of sensitive data, including information generated by defense customers and operational data from UV systems. We are subject to federal and state data privacy and cybersecurity laws and regulations, including the Cybersecurity Maturity Model Certification (“CMMC”) framework required for defense contractors handling Controlled Unclassified Information. We have implemented information security programs and policies designed to achieve the required CMMC certification level for our applicable contracts.

Properties

The Company’s principal executive offices are located at 1501 Belvedere Road, Suite 500, West Palm Beach, Florida 33406.

The Company may utilize additional office space, research facilities, testing environments, cloud infrastructure, engineering facilities, and third-party operational sites in connection with its business activities. The Company believes its existing facilities and infrastructure are currently adequate for its present operations and that suitable additional or alternative space will be available as needed on commercially reasonable terms.

RISK FACTORS

An investment in the Company’s securities involves a high degree of risk. Due to the Company’s strategic business transition and the transactions described in this Report, certain risk factors included in the Annual Report may no longer be applicable, or may have evolved, and the risk factors set forth below address additional risks that are material to the Company’s current business, operations and strategy. In light of these developments, investors should refer to the disclosure in this Report for a current description of the Company’s risk factors.

We ceased to be a foreign private issuer as of January 1, 2026, which could result in significant additional cost and expense.

On January 1, 2026, we ceased to qualify as a foreign private issuer. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher than we were accustomed to as a foreign private issuer. Among other enhanced disclosure requirements, we are now required to comply with proxy requirements and file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms that had been available to us as a foreign private issuer. We are required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP, rather than IFRS, and modify certain of our policies to comply with corporate governance practices required of U.S. domestic issuers. Such conversion of our financial statements to U.S. GAAP will involve significant time and cost. These new requirements may cause us to make errors in our disclosure controls and procedures, weaken our internal controls over financial reporting and cause us to miss important filing deadlines with the Commission or to omit necessary information, all of which could hamper your ability to make an informed investment decision in our company.

In addition, we have lost our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges (including the Nasdaq Capital Market) that are available to foreign private issuers such as the ones described above and exemptions from procedural requirements related to the solicitation of proxies. As a result, we may no longer be able to take corporate actions as easily or cost-efficiently, if at all, as we could take as a foreign private issuer.

We might consider whether to redomicile to a U.S. jurisdiction or other foreign jurisdiction.

Since we are no longer a foreign private issuer, we will assess whether it is more beneficial for corporate purposes to redomicile to either another foreign jurisdiction or a U.S. jurisdiction than to remain as a public company under Dutch law. Such a redomicile could entail significant cost and time for us to undertake, could affect certain rights that you have as a shareholder and could impose additional disclosure and compliance requirements from both the SEC and Nasdaq.

We have received a notice from the Nasdaq Capital Market regarding non-compliance with continued listing standards. If we are unable to regain compliance, our ordinary shares may be delisted.

On March 20, 2026, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, based upon the closing bid price of our ordinary shares for the 30 consecutive business days between February 5, 2026, to March 19, 2026, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until September 16, 2026, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If our ordinary shares are delisted from the Nasdaq Capital Market, it could significantly impair the liquidity and market value of our securities, reduce the ability of our shareholders to purchase or sell shares, limit our ability to raise additional capital through public offerings, and adversely affect the perception of our Company among investors, customers, and business partners. Delisting could also trigger defaults or acceleration provisions under our outstanding convertible notes and other instruments, which could have a material adverse effect on our financial condition.

Our success depends on our ability to identify, acquire, and integrate AI and quantum computing companies, and there can be no assurance that we will be able to do so successfully.

Our strategy is predicated on the acquisition and development of companies with proven, deployable technology platforms in the AI and quantum computing markets. The success of this strategy depends on our ability to identify suitable acquisition targets, negotiate favorable terms, obtain necessary regulatory approvals, and successfully integrate acquired businesses. The integration of acquired companies involves significant risks, including the potential loss of key personnel, disruption of ongoing business operations, failure to realize anticipated synergies, difficulties in coordinating geographically dispersed operations, and the diversion of management’s attention from other business activities. We may also face competition from larger, better-capitalized companies in identifying and acquiring attractive targets. If we are unable to successfully identify, acquire, and integrate defense and security technology companies, our ability to execute our strategic plan and achieve revenue growth will be materially and adversely affected.

We have a limited operating history in our current business lines, which makes it difficult to evaluate our prospects.

The Company’s current business strategy involving AI-enabled autonomous systems, drone technologies, cybersecurity applications, quantum optimization technologies, and defense-related operational systems is relatively new and evolving. As a result, investors have limited historical information upon which to evaluate the Company’s business prospects, operational capabilities, or likelihood of achieving commercial success. The Company may encounter unforeseen technological, operational, regulatory, competitive, or financial challenges that could adversely affect its business and operating results.

We may require substantial additional capital to execute our business plan.

The Company expects that substantial additional financing may be required to fund research and development, technology acquisitions, commercialization efforts, manufacturing scale-up, hiring, regulatory compliance, and general corporate operations. Additional financing may not be available on acceptable terms or at all. Any future equity financing could be dilutive to existing shareholders, while debt financing could impose restrictive covenants and repayment obligations.

We depend on intellectual property, and our future success depends on our ability to protect our intellectual property and not infringe on the rights of others.

Our future success depends in significant part on our ability to obtain, maintain, and enforce meaningful intellectual property protection for the technologies developed by our operating subsidiaries, including BP United’s drone technology portfolio, and to operate our business without infringing the intellectual property rights of others. The intellectual property protections available to us, including patents, trade secrets, and contractual protections, may not provide adequate protection against unauthorized use of our technologies by competitors, and competitors may independently develop similar or superior technologies. If we are unable to adequately protect our intellectual property, or if we inadvertently infringe on the intellectual property rights of third parties, our business, financial condition, and results of operations could be materially and adversely affected.

If we are unable to protect the confidentiality of our trade secrets and know-how, our proprietary information may be used by others to compete against us.

In addition to patents, our operating subsidiaries rely substantially on trade secrets, know-how, and other forms of unregistered intellectual property to protect technical and operational information that is not publicly disclosed, including proprietary algorithms, signal processing techniques, hardware designs, training data, manufacturing processes, customer information, and operational know-how. Trade secrets are inherently difficult to protect. Although our operating subsidiaries enter into confidentiality and invention assignment agreements with employees, consultants, contractors, and business partners, these agreements may be breached, may not provide for sufficient remedies, or may be unenforceable in certain jurisdictions. The departure of key personnel, particularly individuals with deep technical knowledge of BP United’s drone technology portfolio, could result in the loss or compromise of trade secrets even where confidentiality obligations remain in effect. If our trade secrets or know-how are misappropriated, disclosed without authorization, or independently developed by competitors, our competitive position could be materially and adversely affected, and we may have limited or no ability to recover damages or obtain injunctive relief.

Legal proceedings or third-party claims of intellectual property infringement, whether with or without merit, may require us to incur substantial costs and could prevent us from developing or commercializing our products.

The quantum computing and AI software industries are characterized by extensive intellectual property and frequent litigation regarding patents, trade secrets, and other intellectual property rights. Third parties may assert claims that our operating subsidiaries’ products, methods, technologies, or business activities infringe on their intellectual property rights, regardless of the merit of such claims. Defending against intellectual property litigation, even where the claims are ultimately determined to be without merit, can require substantial expenditures of time and money, divert the attention of management and technical personnel, and create uncertainty among customers and business partners. If we or our operating subsidiaries were to be found liable for intellectual property infringement, we could be subject to injunctions preventing the further development, manufacture, or commercialization of affected products, required to pay substantial damages or royalties, or required to obtain costly licenses, any of which could have a material adverse effect on our business, financial condition, and results of operations.

Our products and services rely on artificial intelligence and machine-learning technologies, which are subject to evolving regulatory frameworks and to risks of model error, bias, and unintended outcomes, any of which could harm our business and reputation.

BP United’s autonomous defense platforms rely on machine-learning models that are trained on, and continue to learn from, available data sets. Such models are subject to inherent risks of error, including false-positive and false-negative classifications, drift in model performance over time, and biased outcomes resulting from limitations in training data. In safety-critical and security-critical operating environments, errors in AI model outputs could result in serious harm to persons or property, in damage to customer assets or operations, or in failure to detect threats that the system is designed to detect, any of which could expose the Company to material liability, contractual remedies, reputational harm, and the loss of customer relationships. The legal and regulatory framework governing the development, deployment, and use of AI technologies, including in defense and security applications, is rapidly evolving in the United States, Israel, the European Union, and other jurisdictions, and may impose additional compliance, transparency, certification, and recordkeeping obligations on the Company. New or expanded AI regulation could increase our compliance costs, restrict our ability to deploy our products in particular markets or use cases, or expose the Company to enforcement actions or third-party claims, any of which could materially adversely affect our business.

We and our customers handle sensitive defense, security, and operational data, and a cyber-attack or other security incident affecting us, our products, or our customers could harm our business, expose us to liability, and damage our reputation.

By the nature of our defense, AI, and quantum computing activities, our products and services interact with sensitive customer data, classified or restricted information, and operational technology environments. Cyber-attacks targeting defense and security technology companies, their products, and their supply chains have increased in frequency and sophistication, and may include attacks by state-sponsored actors, organized criminal actors, and individuals targeting specific personnel through phishing or social engineering. A successful cyber-attack on our information technology systems, on our products as deployed in customer environments, or on our supply-chain or third-party service providers could result in unauthorized access to or disclosure of confidential or classified customer information, the disruption of customer operations, the compromise of safety-critical functions, or the manipulation or destruction of data. Any such incident could result in significant remediation and notification costs, regulatory inquiries, civil or criminal liability, contractual penalties, the loss of customer relationships, the loss of required customer or government certifications or clearances, and material harm to our reputation. Although we maintain information security programs and controls intended to address these risks, we cannot assure you that those programs and controls will prevent or detect all cyber-attacks or security incidents.

Government procurement cycles are lengthy and unpredictable.

Governmental and defense-related procurement opportunities frequently involve lengthy evaluation periods, operational testing requirements, technical qualification procedures, budgetary approvals, security clearance requirements, and compliance reviews. The Company may expend significant resources pursuing procurement opportunities that may not result in contracts or revenues.

Our technologies may fail to perform as expected in operational environments.

Autonomous systems, AI-enabled software, drone technologies, cybersecurity systems, and operational intelligence platforms are highly complex and may contain design defects, software errors, cybersecurity vulnerabilities, operational limitations, or integration issues. Real-world operating environments may expose technologies to unpredictable conditions, communications interference, environmental hazards, or hostile countermeasures that impair operational performance.

Geopolitical instability in the Middle East may disrupt critical semiconductor materials, increase fuel costs, and adversely affect our ability to meet customer demand.

Geopolitical instability and conflicts in the Middle East, including military activity and escalating tensions involving Iran, create significant uncertainty for global markets, including energy and materials markets, and could adversely impact our operations and financial results. The region is a major source of global oil production and a critical transit point for maritime shipping routes. Hostilities, infrastructure damage, sanctions, or blockages of key shipping lanes could disrupt oil production and distribution, reducing the availability of fuel or increasing fuel prices. Recent armed conflicts have already forced key state sponsored fuel production facilities in the region offline, contributing to global fuel price volatility.

In addition to fuel-related risks, current conflict in the Middle East is disrupting supplies of critical semiconductor materials. For example, Qatar accounts for more than one-third of the world’s helium production, and recent Iranian drone strikes halted operations at major helium facilities. Additionally, bromine supplies are also at risk, as approximately two-thirds of the global production originates from Israel and Jordan, and disruptions in the region could affect semiconductor etching, detection, and circuit-formation processes.

The Company’s business is dependent in part on the continued development and availability of semiconductors, as well as sensors, electronic components, communications equipment, cloud computing infrastructure, AI processing hardware, and specialized manufacturing capabilities. Geopolitical instability and resulting supply chain disruptions, shortages of critical components, or increased costs of materials may adversely affect the Company’s ability to manufacture, deploy, and commercialize its products.

Our industry is competitive on a global scale, from both quantum and classical competitors, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers, which would materially harm our reputation, business, results of operations and financial condition.

The AI and quantum computing markets in which we operate are highly competitive and characterized by rapid technological change, evolving customer requirements, and the presence of large, well-capitalized incumbents. As these markets continue to mature and new technologies and competitors enter such markets, we expect competition to intensify. Our current competitors include:

●	large, well-established tech companies that generally compete in all of our markets, including Google, Quantinuum, IBM, Microsoft, Intel and AWS;

●	less-established public and private companies with competing technology, including companies located outside the United States;

●	existing or new entrants seeking to enter the quantum computing space; and

●	new or emerging entrants seeking to develop competing technologies.

We compete based on various factors, including technology, performance, platform availability, price, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. Our competitors may also develop technologies or products that are more effective, more reliable, or less expensive than those offered by our subsidiaries, which could render our offerings less competitive or obsolete. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of our competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products and services in a way that does not allow us to offer a competitive solution. If we are unable to compete effectively, our ability to win new customer contracts, retain existing customers, and grow revenues could be materially and adversely affected.

The quantum computing industry is in its early stages and is volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our products and services, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If the market for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

We have focused our efforts on the optimization market with our annealing quantum computers, and in the near term expect our business to grow from this market. If optimization does not require quantum computing or if other classical or quantum solutions perform better than our products and services, we could see a decrease in customer uptake and revenue.

In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computing, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit market acceptance of our solution. Negative publicity concerning our solution or the quantum computing industry as a whole could limit market acceptance of our solution. While we believe quantum computing will solve many large-scale problems, we do not yet have evidence that quantum computers will be able to do so and such problems may never be solvable by quantum computing technology. If our customers do not perceive the benefits of our solution, or if our solution does not drive customer engagement, then our market may not develop at all, or it may develop more slowly than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

The regulatory framework for artificial intelligence technologies is rapidly evolving as many federal, state and foreign government bodies and agencies have introduced or are currently considering additional laws and regulations.

We incorporate AI solutions into our technology, services, and features, and these applications are important in our operations. The regulatory framework for AI technologies is rapidly evolving as many federal, state and foreign government bodies and agencies have introduced or are currently considering additional laws and regulations. In addition, existing laws and regulations may be interpreted in ways that would affect the use of AI in our business. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or market perception of their requirements may have on our business and may not always be able to anticipate how to respond to these laws or regulations.

Certain existing legal regimes (e.g., relating to data privacy) regulate certain aspects of AI technologies, and new laws regulating AI technologies recently entered into force in the United States and Europe. In the United States, the former Biden administration issued a broad Executive Order on the Safe, Secure and Trustworthy Development and Use of Artificial Intelligence (the “2023 AI Order”), which sets out principles intended to guide AI design and deployment for the public and private sectors and signals the increase in governmental involvement and regulation over AI technologies. Agencies such as the Department of Commerce and the FTC have issued proposed rules governing the use and development of AI technologies. Legislation related to AI technologies has also been introduced at the federal level and is advancing at the state level. Such additional regulations may impact our ability to develop, use, and commercialize AI technologies offered by our service providers and within our products and services in the future. This executive order was revoked by President Trump on January 23, 2025. Subsequently, on January 23, 2025, the President issued Executive Order on Removing Barriers to American Leadership in Artificial Intelligence, which directed relevant agencies to develop an action plan to assure global dominance by the United States in artificial intelligence, and to examine any actions taken in connection with the 2023 AI Order, which are incongruent with Trump’s order.

On May 21, 2024, the European Union legislators approved the EU Artificial Intelligence Act (the “EU AI Act”), which establishes a comprehensive, risk-based governance framework for artificial intelligence in the EU market. The EU AI Act entered into force on August 2, 2024, and the majority of the substantive requirements will apply from August 2, 2026. The EU AI Act, and developing interpretation and application of the GDPR in respect of automated decision making, together with developing guidance and/or decisions in this area, may affect our use of AI technologies and our ability to provide, improve or commercialize our business, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us, and could adversely affect our business, operations and financial condition.

There have been numerous other laws and bills proposed at the U.S. federal and state level, as well as internationally, aimed at regulating the deployment or provision of AI systems and services or otherwise addressing aspects of the development or use of artificial intelligence. This includes the Utah Artificial Intelligence Policy Act, which, among other things, imposes disclosure requirements on entities using generative artificial intelligence with customers, and other similar regulatory schemes enacted by other states in the United States.

It is possible that further new laws and regulations will be adopted in the United States and in other non-U.S. jurisdictions, or that existing laws and regulations, including competition and antitrust laws, may be interpreted in ways that would limit our ability to use AI technologies for our business, or require us to change the way we use AI technologies in a manner that negatively affects the performance of our system and business and the way in which we use AI technologies. We may need to expend resources to adjust our system in certain jurisdictions if the laws, regulations, or decisions are not consistent across jurisdictions. Further, the cost to comply with such laws, regulations or decisions and/or guidance interpreting existing laws, could be significant and would increase our operating expenses (such as by imposing additional reporting obligations regarding our use of AI technologies). Such an increase in operating expenses, as well as any actual or perceived failure to comply with such laws and regulations, could materially and adversely affect our business, financial condition, results of operations, and prospects.

Our UAV business is subject to evolving federal, state, local and international regulatory requirements, and changes in such regulations or our inability to comply with them could adversely affect our business.

The distribution, sale, integration and operation of UAVs are subject to extensive and evolving regulation by the FAA, the Department of Commerce, and other federal, state, local and foreign authorities. These regulations govern, among other things, airspace usage, remote identification, beyond visual line of sight (“BVLOS”) operations, operator certification, product authorizations, communications spectrum, importation, cybersecurity requirements and procurement eligibility for government customers. These regulations may require us to obtain, maintain and periodically renew certifications, waivers or operational authorizations in order to conduct certain types of drone operations, including operations beyond visual line of sight, or operations in controlled or restricted airspace. If we are unable to obtain, maintain or renew required approvals or authorizations on commercially reasonable terms or within required timeframes, our ability to expand our services, enter new markets or maintain existing operations could be adversely affected.

Regulatory requirements applicable to UAV technology and operations continue to evolve and may become more restrictive. If we or our suppliers are unable to obtain, maintain or renew required licenses, certifications or authorizations, or if regulatory changes restrict the use, sale or importation of certain drone platforms, components or related technologies, demand for our products and services could decline. Increased regulatory scrutiny, enforcement actions, or delays in regulatory approvals could also increase our compliance costs, disrupt our operations or adversely affect our reputation.

Any material changes in the regulatory framework governing UAV operations, or our failure to comply with applicable laws and regulations, could have a material adverse effect on our business, financial condition and results of operations.

You may experience dilution of your ownership interests if we issue additional ordinary shares or preferred shares.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We are authorized to issue an aggregate of up to 20,250,000 ordinary shares. As of May 26, 2026, we had 22,767,254 ordinary shares outstanding. In addition as of May 26, 2026, we had warrants exercisable into 104,166 ordinary shares outstanding at an exercise price of $48, options exercisable into 458,554 ordinary shares outstanding, and no prefunded warrants that are convertible into ordinary shares at $0.001 per share. We also had outstanding, as of May 26, 2026, 1,000,000 Series A Preferred Shares, nominal value €0.01 per share, convertible into an aggregate of 9,000,000 ordinary shares, 1,000,000 Series B Preferred Shares, nominal value €0.01 per share, convertible into an aggregate of 9,000,000 ordinary shares, 1,000,000 Series C Preferred Shares, nominal value €0.01 per share, convertible into an aggregate of 9,000,000 ordinary shares, 1,000,000 Series D Preferred Shares, nominal value €0.01 per share, convertible into an aggregate of 225,000,000 ordinary shares, and 1,000,000 Series E Preferred Shares, nominal value €0.01 per share, convertible into an aggregate of 225,000,000 ordinary shares.

We may issue additional ordinary shares or other securities that are convertible into or exercisable for ordinary shares in order to raise additional capital, or in connection with hiring or retaining employees, directors, or consultants, or in connection with future acquisitions of licenses to technology or diagnostic tests in connection with future business acquisitions, or for other business purposes. The future issuance of any such additional ordinary shares or other securities, including those underlying the warrants and options we have issued and granted, would dilute the voting power of our current shareholders, could dilute the net tangible book value per share at the time of such future issuance and may create downward pressure on the trading price of our ordinary shares.

We may also issue preferred shares having rights, preferences, and privileges senior to the rights of our ordinary shares with respect to dividends, rights to share in distributions of our assets if we liquidate our company, or voting rights. Any preferred shares may also be convertible into ordinary shares on terms that would be dilutive to holders of ordinary shares.

Warrant Exercises

On May 26, 2026, the Company issued a press release announcing the exercise of remaining outstanding warrants of the Company and receipt of aggregate gross proceeds of approximately $15 million (the “Warrant Exercises”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Following the Warrant Exercises, as of May 26, 2026, there were 22,767,254 total ordinary shares of the Company issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated May 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Cyber N.V.

	By:	/s/ William Caragol
	Name:	William Caragol
	Title:	Chief Financial Officer

Dated: May 26, 2026